UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)

(609) 359-3020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Antares Pharma, Inc. (the “Company”) was held on June 7, 2017. The following proposals, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 27, 2017, were voted on at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1.	The nominees for election as Class I directors of the Company’s Board of Directors, each for a three year term, were elected based upon the following vote:

Nominee	For	Withheld	Broker Non-Votes
1. Leonard Jacob, M.D., Ph.D.	57,598,619	2,508,020	62,962,858
2. Marvin Samson	57,791,101	2,315,538	62,962,858

2.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
56,041,921	3,024,055	1,040,663	62,962,858

3.

The proposal to approve, on a non-binding, advisory basis, the frequency of the vote to approve, on a non-binding,

advisory basis, the compensation of our named executive officers, was approved based upon the following vote:

One Year	Two Years	Three Years	Abstain
52,352,033	1,430,600	4,953,399	1,370,607

      4.The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved based upon the following votes:

For	Against	Abstain
122,446,956	516,347	106,194

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	June 9, 2017	By:	/s/ Peter Graham
		Name:	Peter Graham
		Title:	Senior Vice President, General Counsel Chief Compliance Officer, Human Resources and Secretary